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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115745 and No. 333-108256) of Graphic Packaging Corporation of our report dated May 2, 2005 relating to management's assesment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A (Amendment No. 1).

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
May 2, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM